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                          Independent Auditors' Consent



The Board of Directors
eResearchTechnology, Inc.:

We consent to the use of our report dated February 3, 2003, with respect to the consolidated balance sheet of eResearchTechnology, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, and the related consolidated financial statement schedule as of and for the year ended December 31, 2002, incorporated herein by reference.

Our report refers to our audit of the disclosures that were added and the adjustments that were applied to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures and adjustments.



                                                     /s/ KPMG LLP

Philadelphia, Pennsylvania
July 23, 2003